  Pursuant to Rule 424(b)(5)
 under the Securities Act of 1933
 Registration Statement No. 333-249472

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 30, 2020)
US$3,500,000,000
The Republic of Italy
US$2,000,000,000 0.875% Notes due 2024
US$1,500,000,000 3.875% Notes due 2051
The Republic of Italy
Italy is a foreign sovereign government. It is a founding member of the European Union and one of nineteen countries included in the European Economic and Monetary Union.
The economy of Italy, as measured by its 2019 gross domestic product, is the eighth largest in the world.
The Notes
The Republic of Italy is offering US$3,500,000,000 in aggregate principal amount of its US$2,000,000,000 0.875% notes due 2024 (the “2024 Notes”), and US$1,500,000,000 3.875% notes due 2051 (the “2051 Notes”, together with the 2024 Notes, the “Notes”).
The Notes will be direct, general and unconditional obligations of the Republic of Italy and will rank pari passu with all other unsecured and unsubordinated obligations of Italy.
The Notes will contain collective action clauses with provisions regarding future modifications to their terms. Under those provisions, which are described beginning on page 9 of the Prospectus, modifications affecting the reserved matters listed in the Notes, including modifications to payment and other important terms of the Notes, may be made with the consent of the holders of 75% of the aggregate principal amount of the outstanding Notes.
We will pay interest on the Notes on May 6 and November 6 of each year, commencing on November 6, 2021.
The 2024 Notes and the 2051 Notes will be redeemed at 100% of their principal amount on May 6, 2024, and May 6, 2051, respectively.
The Notes will be deposited on May 6, 2021(the “Closing Date”) with Citibank, N.A. as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company (“DTC”).
Proposed Trading Format
Application has been made for the Notes to be admitted to the official list and trading on EuroMOT (Mercato Telematico Eurobbligazioni). Application has been made for the Notes to be admitted to the official list and trading on the Regulated Market of the Luxembourg Stock Exchange in accordance with the rules thereof.
	Per 2024 Note	Total	Per 2051 Note	Total
Public Offering Price(1)	99.673%	$1,993,460,000	98.897%	$1,483,455.000
Underwriting Discount(2)	0.10%	$2,000,000	0.25%	$3,750,000
Proceeds to Italy (before expense)(1)	99.573%	$1,991,460,000	98.647%	$1,479,705,000

(1)
Plus accrued interest, if any, from and including May 6, 2021.

(2)
Italy has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933.

These securities have not been approved or disapproved by the Securities and Exchange Commission of the United States or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
Joint Bookrunners
Citigroup	Deutsche Bank	Morgan Stanley
Co-Managers
Barclays	BofA Securities	Crédit Agricole CIB	Goldman Sachs Bank SE
BNP PARIBAS	HSBC	IMI — Intesa Sanpaolo	J.P. Morgan
MPS Capital Services	NatWest Markets	Nomura	Société Générale Corporate & Investment Banking
UniCredit
The date of this Prospectus Supplement is April 28, 2021.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement, the Prospectus and any other documents incorporated by reference herein do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement, the Prospectus and any other documents incorporated by reference herein nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Republic of Italy since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This Prospectus Supplement should be read together with the accompanying Prospectus, dated October 30, 2020, of the Republic of Italy and any other documents incorporated by reference herein. The Prospectus contains information regarding the Republic of Italy (“Italy”) and a description of certain terms of Italy’s securities. Further information regarding Italy and the Notes offered by this Prospectus Supplement, which constitute a separate series of the debt securities of Italy being offered from time to time pursuant to the Prospectus, may be found in our registration statement (no. 333-249472), on file with the U.S. Securities and Exchange Commission (the “Commission”).
Neither this Prospectus Supplement, nor the Prospectus constitute a prospectus pursuant to Part II of the Luxembourg Law of 10 July 2005, as amended (the “Luxembourg Prospectus Law”) implementing certain provisions of the Prospectus Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, , nor a simplified prospectus pursuant to Part III of the Luxembourg Prospectus Law. Accordingly, neither this Prospectus Supplement, nor the Prospectus purport to meet the format and the disclosure requirements of the Delegated Regulation (EU) 2019/980, as amended or supplemented from time to time (the “Prospectus Regulation”) and it has not been, and will not be, submitted for approval to any competent authority within the meaning of the Prospectus Regulation and, in particular, to the Luxembourg Supervisory Commission of the Financial Sector (Commission de Surveillance du Secteur Financier — CSSF), which is the Luxembourg competent authority for the purpose of the Prospectus Regulation and one of the competent authorities under the Luxembourg Prospectus Law. The debt securities, issued pursuant to this Prospectus Supplement, or the Prospectus, will therefore not qualify for the benefit of the single European passport pursuant to the Prospectus Regulation.
The distribution of this Prospectus Supplement, the Prospectus and any other documents incorporated by reference herein and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who come into possession of this Prospectus Supplement or the Prospectus should inform themselves about and observe any such restrictions. This Prospectus Supplement and the Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”
Italy accepts responsibility for the information contained in the Prospectus Supplement, in the Prospectus and in any other documents incorporated by reference herein. To the best of the knowledge and belief of Italy (which has taken all reasonable care to ensure that such is the case), the information contained in the Prospectus Supplement, in the Prospectus and in any other documents incorporated by reference herein is in accordance with the facts and does not omit anything likely to affect the import of such information.
As used in this Prospectus Supplement, references to “$”, “US$”, or “dollars” are to the legal currency of the United States of America.
Enforcement of Civil Liabilities
Italy is a foreign sovereign government. Consequently, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Italy. We will irrevocably submit to the jurisdiction of the Federal and State courts in The City of New York and will irrevocably waive to the fullest extent permitted by Italian law any objection to venue and any immunity from the jurisdiction of such courts, but not from execution, attachment or process in the nature thereof, in connection with any action arising out of or based upon the Notes brought by any holder of the Notes in any State or Federal court in the City of New York or in any competent court in the Republic of Italy. We reserve the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States Federal securities laws or any state securities laws. In the absence of a waiver of immunity by Italy with respect to these actions, it would not be possible to obtain a United States judgment in such an action against Italy unless a court were to determine that we are not entitled under the Immunities Act to sovereign immunity with respect to such action. Enforceability in Italy of final judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws is subject, among other things, to the absence of a conflicting final judgment by an

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Italian court or of a previously instituted action pending in Italy among the same parties and arising from the same facts and circumstances and to the Italian courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant, and that enforcement would not violate Italian public policy. In general, the enforceability in Italy of final judgments of U.S. courts obtained would not require retrial in Italy. In original actions brought before Italian courts, there is doubt as to the enforceability of liabilities based on the U.S. federal securities laws. The Italian courts may enter and enforce judgments in foreign currencies. See also “Description of Debt Securities — Governing Law; Consent to Service” in the Prospectus.

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SUMMARY OF THE OFFERING
Issuer
The Republic of Italy.
Securities Offered
$2,000,000,000 principal amount of 0.875% Notes due 2024.
$1,500,000,000 principal amount of 3.875% Notes due 2051.
Maturity Date
May 6, 2024 for the 2024 Notes
May 6, 2051 for the 2051 Notes
Redemption Basis
At par for the 2024 Notes
At par for the 2051 Notes
Interest Rate
The 2024 Notes will bear interest from and including May 6, 2021 at the rate of 0.875%.
The 2051 Notes will bear interest from and including May 6, 2021 at the rate of 3.875%
Interest on the Notes shall be payable semi-annually in arrears.
Interest Payment Dates
On May 6 and November 6 of each year commencing November 6, 2021, unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be the immediately succeeding Banking Day without any interest or other payment as a result of the delay.
Markets
The Notes are offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers. See “Underwriting.”
Further Issues
Italy may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further Notes having the same terms as the Notes in all respects (except for the issue price, issue date and the first payment of interest following the issue date of such further Notes) and so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.
Listing
Application has been made for the Notes to be admitted to the official list and trading on EuroMOT (Mercato Telematico Eurobbligazioni). Application has been made for the Notes to be admitted to the official list and trading on the Regulated Market of the Luxembourg Stock Exchange in accordance with the rules thereof.
Form and Settlement
The Notes will be issued in the form of one or more global notes, in fully registered form, without coupons, which will be deposited on or about the Closing Date with Citibank N.A., as custodian for, and registered in the name of Cede & Co. as nominee of, DTC. Except as described in this Prospectus, beneficial interests in the global notes will be represented through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC in the United States or through Euroclear Bank

S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will in turn hold interests in the global notes as indirect participants in DTC. Except as described in this Prospectus, owners of beneficial interests in the global notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered holders of the Notes under the Notes or the fiscal agency agreement governing the Notes. See “Description of the Notes — Form, Denomination and Registration.”
It is expected that delivery of the Notes will be made, against payment therefor in same-day funds, on or about May 6, 2021.
Withholding Tax
Principal of and interest on the Notes are payable by Italy without withholding or deduction for Italian withholding taxes subject to certain exceptions to the extent set forth in the section “Taxation — Italian Tax considerations” and in the accompanying Prospectus under the heading “Description of Debt Securities — Additional Amounts.”
Redemption
The Notes will be redeemable by us at our election. If we redeem the Notes under a mandatory redemption provision, we will give not more than 60 days’ nor less than 30 days’ notice of redemption.
Collective Action Clauses
The Notes will contain provisions regarding voting on amendments, modifications and waivers. These provisions are commonly referred to as collective action clauses and are described more fully in the following sections of the accompanying Prospectus, “Description of Debt Securities — Meetings and Quorum” and “Description of Debt Securities — Proposals, Amendments and Waivers.”
Governing Law
The Notes will be governed by, and interpreted in accordance with, the laws of the State of New York.

USE OF PROCEEDS
The aggregate net proceeds to us from this offering will be approximately $3,471,165,000. Those proceeds will be used for general purposes of the Italian Government, including debt management purposes.

DESCRIPTION OF THE NOTES
The following is a brief summary of the terms and conditions of the Notes pursuant to the fiscal agency agreement that governs the Notes. We have filed or will file copies of the forms Notes and the fiscal agency agreement as exhibits to our Registration Statement or an amendment to our Annual Report. Because this is only a summary, you should read the form of the Notes and the fiscal agency agreement in their entirety. You can find the definitions of certain terms used in this description in the Prospectus under the subheading “Description of the Debt Securities — Definitions.”
The Notes
The Notes are to be issued pursuant to a fiscal agency agreement, dated as of January 29, 2013, between Italy and Citibank, N.A., as fiscal agent. The following statements and the statements under “Description of Debt Securities” in the Prospectus briefly summarize some of the terms of the Notes and the fiscal agency agreement. This summary and the summary in the Prospectus are qualified in their entirety by reference to the fiscal agency agreement and to the form of the global note, described below, filed or to be filed by Italy with the Commission.
•
The Notes are not entitled to the benefit of any sinking fund. At maturity, the Notes will be redeemed at 100 per cent of their principal amount.

•
The Notes will be direct, general and unconditional obligations of Italy and will rank pari passu amongst themselves and with all others present and future unsecured and unsubordinated obligations of Italy, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party.

•
The fiscal agent is not a trustee for the holders of the Notes and does not have the same responsibilities or duties to act for such holders as would a trustee. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

The 2024 Notes:
•
are to be issued in the aggregate principal amount of $2,000,000,000;

•
bear interest at 0.875% per annum on the outstanding principal amount from May 6, 2021;

•
are to pay interest on May 6 and November 6 of each year, commencing November 6, 2021;

•
mature on May 6, 2024; and

•
pay all amounts due in respect of principal or interest in U.S. Dollars.

The 2051 Notes:
•
are to be issued in the aggregate principal amount of $1,500,000,000;

•
bear interest at 3.875% per annum on the outstanding principal amount from May 6, 2021;

•
are to pay interest on May 6 and November 6 of each year, commencing November 6, 2021;

•
mature on May 6, 2051; and

•
pay all amounts due in respect of principal or interest in U.S. Dollars.

Interest
The Notes will bear interest from and including May 6, 2021. Interest on the Notes shall be payable semi-annually in arrears on May 6 and November 6 of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be paid to the persons in whose names the Notes are registered at the close of business on the preceding February 3 and August 3, as the case may be (the “Record Date”). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. “Banking Day” means any day that is a day on which banking institutions in New York City are not generally authorized or obliged by law, regulation or executive order to close.
Form, Denomination and Registration
The statements set forth in this Prospectus Supplement in this section under this subsection and “Definitive Notes” and in the section entitled “Global Clearance and Settlement” include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream that affect transfers of interests in the global notes.
The Notes will be issued in the form of one or more global notes, in fully registered form, without coupons, which will be deposited on or about the Closing Date with Citibank, N.A. as custodian for, and registered in the name of Cede & Co. as nominee of, DTC. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC, another nominee of DTC or a successor of DTC or its nominee.
Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Those beneficial interests will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Investors may hold Notes directly through DTC, Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold securities in customers’ securities accounts in the depositories’ names on the books of DTC.
Except as provided below, under “Definitive Notes”, owners of beneficial interests in the global notes will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the fiscal agency agreement, including for purposes of receiving any reports delivered by Italy or the fiscal agent pursuant to the fiscal agency agreement. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the fiscal agency agreement. Italy understands that, under existing industry practices, if Italy requests any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the fiscal agency agreement, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.
Persons who are not DTC participants may beneficially own Notes held by DTC only through direct or indirect participants in DTC (including Euroclear and Clearstream). So long as Cede & Co., as the nominee of DTC, is the registered owner of the global note, Cede & Co. for all purposes will be considered the sole holder of the Notes under the fiscal agency agreement and the Notes.
Payments
Payments of principal of and interest on the global notes will be made to Cede & Co., the nominee for DTC, as the registered owner. The principal and interest on the Notes will be payable in United States dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for payment therein of public and private debts.

Upon receipt of any payment of principal or of interest on the global notes, DTC will credit DTC participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the DTC global notes as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global notes held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”. Distributions with respect to the Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures to the extent received by its depositary. Neither Italy nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Any moneys held by the fiscal agent in respect of the Notes and remaining unclaimed for two years after such amount shall have become due and payable shall be returned to Italy, and the holder of such Note shall thereafter look only to Italy for any payment to which such holder may be entitled. Notes will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.
Definitive Notes
Individual certificates in respect of Notes will not be issued in exchange for the global note, except in very limited circumstances. If DTC notifies Italy that it is unwilling or unable to continue as depositary for the global note or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) at a time when it is required to be and, in each case, a successor depositary is not appointed by Italy within 90 days after receiving such notice from DTC or on becoming aware that DTC is no longer so registered, or if an event of default with respect to the Notes shall have occurred and be continuing as described under “Description of Debt Securities — Default; Acceleration of Maturity” in the Prospectus, Italy will issue or cause to be issued Notes in definitive form in exchange for such global note without charge. Italy may also at any time and in its sole discretion determine not to have any of the Notes represented by the global note and, in such event, will issue or cause to be issued Notes in definitive form in exchange for the global note. Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Any Notes so issued will be registered in such names, and in such denominations, as DTC shall request. Such Notes may be presented for registration of transfer or exchange at the office of the fiscal agent in London or, as long as the Notes are listed on the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg, and principal thereof and interest thereon will be payable (against presentation and surrender of the Notes for payments of principal) at the office of the fiscal agent in London or the paying agent in Luxembourg, provided that interest thereon may be paid by check mailed to the registered holders of definitive Notes.
Upon the issuance of definitive Notes, holders will be able to transfer definitive Notes at the specified office of the paying agent including the paying agent in Luxembourg upon the surrender of such definitive Notes, together with the form of transfer endorsed thereon duly completed and executed and otherwise in accordance with the provisions of the fiscal agency agreement. In the case of a transfer of part only of a definitive Note, a new definitive Note shall be issued to the transferee in respect of the part transferred and a further new definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor. Each new definitive Note to be so issued shall be available for delivery within three business days of receipt by the Registrar or any paying agent at its specified office of the relevant definitive Note and the form of transfer.
Further Issues
Italy may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further Notes having the same terms as the Notes in all respects (except for the issue price, issue date and the first payment of interest following the issue date of such further Notes) and so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.

Notices
All notices will be published in English in London in the Financial Times, in New York in The Wall Street Journal (Eastern Edition) and, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, in a daily newspaper of general circulation in Luxembourg which is expected to be the d’Wort. In addition, notices may also be published on the Internet site of the Luxembourg Stock Exchange (www.bourse.lu). If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper determined by Italy with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.
Governing Law
The Notes shall be governed by, and interpreted in accordance with, the laws of the State of New York.

GLOBAL CLEARANCE AND SETTLEMENT
The information set out below in connection with DTC, Euroclear or Clearstream (together, the “Clearing Systems”) is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information in this section concerning the Clearing Systems has been obtained from sources that Italy believes to be reliable, but neither Italy nor any Underwriter takes any responsibility for the accuracy of the information. Investors wishing to use the facilities of any of the Clearing Systems are advised to confirm the applicability of the rules, regulations and procedures of the relevant clearing system. None of Italy, the fiscal agent and any other party to the fiscal agency agreement or any Underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of interests in the Notes held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
DTC, Euroclear and Clearstream have advised Italy as follows:
The Clearing Systems
DTC:   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
Transfers of ownership or other interests in Notes in DTC may be made only through DTC participants. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the DTC participants to whose accounts the Notes are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the Notes to their customers.
So long as DTC, or its nominee, is a registered owner of the Global Note, United States dollar payments of principal and interest payments on the Notes will be made in immediately available funds to DTC. DTC’s practice is to credit DTC participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depository’s records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the DTC participants and not of DTC, the fiscal agent or Italy, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Italy or the fiscal agent. Disbursement of payments to DTC participants will be DTC’s responsibility, and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.
Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. In addition, beneficial owners of Notes through the DTC system will receive distributions of principal and interest on the Notes only through DTC participants.
According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream:   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters (“Clearstream participants”). Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.
Euroclear:   Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. All operations are conducted by the Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Bank and by Euroclear.
Initial Settlement
Investors electing to hold their Notes through DTC (other than through accounts at Euroclear or Clearstream) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their Notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.   Secondary market sales of book-entry interests between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.
Trading Between Euroclear and/or Clearstream Participants.   Secondary market sales between Euroclear participants and/or Clearstream participants will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same-day funds.
Trading Between DTC Seller and Euroclear or Clearstream Purchaser.   When book-entry interests in the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear participant or Clearstream participant, the purchaser will deliver instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will instruct its respective depositary to receive the Notes against payment. Payment will then be made by its respective depositary to the DTC participant’s account against delivery of the Notes. After settlement has been completed, the Notes will be credited by Euroclear or Clearstream, in accordance with its usual procedures, to the Euroclear participants’ or Clearstream participants’ account. Credit for the Notes will appear on the next day (European time) and a cash debit will be back-valued to, and the interest on the Notes will accrue from, the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.
Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Notes are credited to their accounts one day later.
As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases, the investment income on Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant’s particular cost of funds.
Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Notes to the respective depositary for Euroclear or Clearstream for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants.
Trading Between Euroclear or Clearstream Seller and DTC Purchaser.   Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through its respective depositary, to another DTC participant. The seller must send to Euroclear or Clearstream through a participant settlement instructions at least one business day prior to the settlement date. In these cases, Euroclear or Clearstream will instruct its respective depositary to credit the Notes to the DTC participant’s account against payment. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear participant or Clearstream participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its accounts, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
•
borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear account or Clearstream account) in accordance with the clearing system’s customary procedures;

•
borrowing the Notes in the United States from a DTC participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in the borrower’s Euroclear account or Clearstream account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Registrar and Paying Agent
Citibank N.A. has been appointed as Registrar. Italy may at any time vary or terminate the appointment of the Registrar or any paying agent or approve any change in the office through which they act, provided that there shall at all times be a Registrar, and provided further that if Notes in definitive form are issued in the limited circumstances described under “Description of the Notes — Definitive Notes”, and so long as the Notes are listed on the Luxembourg Stock Exchange (and the rules of the Luxembourg Stock Exchange so require), Italy will maintain a paying agent in Luxembourg. We will provide notice to the holders of the Notes of any change of the appointment of the Registrar or paying agent or in the office through which they act. Notice of any change of the appointment of the Registrar or paying agent will be published in the manner specified in “Description of the Notes — Notices” above.

TAXATION
United States Tax Considerations
The following discussion is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions (all as currently in effect and all of which are subject to change, possibly retroactively). Except as specifically set forth herein, this summary only addresses U.S. holders (as defined below) who acquire Notes at their issue price as part of their initial distribution and who hold such Notes as capital assets. This discussion, moreover, does not address U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income or any state, local and non-U.S. tax considerations relating to the ownership and disposition of the Notes. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules, such as insurance companies, banking and other financial institutions, real estate investment trusts, regulated investment companies, dealers in securities or foreign currencies, traders in securities or commodities that elect mark-to-market treatment, persons that are, or that hold Notes through, partnerships or other pass-through entities, tax-exempt investors, persons required to accrue interest because they do so on a financial statement, persons holding Notes as part of a hedging transaction, “straddle”, conversion transaction or other integrated transaction, persons holding the Notes through a non-U.S. branch or U.S. holders whose “functional currency” is not the U.S. dollar. Persons considering the purchase of Notes should consult with their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
U.S. Holders.   As used herein, the term “U.S. holder” means an initial purchaser of Notes who is a beneficial owner of such Notes and who is for U.S. federal income tax purposes:
•
a citizen or individual resident of the U.S.;

•
a corporation created or organized in or under the laws of the U.S., any state therein or the District of Columbia;

•
an estate all of the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if:

•
a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•
a valid election is in effect under applicable U.S. Treasury Regulations for the trust to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Notes and their partners are urged to consult their tax advisors regarding an investment in the Notes.
Interest and Additional Amounts on the Notes
Payments or accruals of interest on the Notes, including any amounts paid in respect of withholding taxes as described in the section, “Description of the Notes — Italian Tax Considerations,” will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. For U.S. federal income tax purposes, U.S. holders will be treated as having actually received any amounts paid in respect of withholding taxes and as then having paid over the withholding tax to the taxing authorities. As a result, the amount of interest included in gross income for U.S. federal income tax purposes by a U.S. holder may, in some circumstances, be greater than the amount of cash actually received (or receivable) by such U.S. holder.

Credit for Taxes Withheld
Subject to certain conditions and limitations, if we withhold taxes with respect to a payment of interest on the Notes, you could be eligible to claim such withholding tax as a credit or deduction for purposes of computing the amount of your U.S. federal income tax liability. This credit or deduction is only available to the extent that a refund of the withholding tax is not available under a treaty. Interest income on the Notes will constitute foreign source income and generally will be considered “passive” category or, in some circumstances, “general” category income for U.S. foreign tax credit purposes. The rules relating to foreign tax credits and the timing thereof are complex and you should consult your tax advisor regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to your particular situation.
Purchase, Sale and Retirement of the Notes
When you sell or exchange a Note, or if the Notes that you hold are retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any amounts attributable to accrued interest, which will be subject to tax in the manner described above under “Interest and Additional Amounts on the Notes”) and your adjusted tax basis in the Notes. Your adjusted tax basis in the Notes should generally equal your cost of the Notes, increased by any accrued but unpaid interest. The gain or loss that you recognize on the sale, exchange or retirement of the Notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the Notes for more than one year on the date of disposition. Net long-term capital gain recognized by individuals and certain non-corporate U.S. holders is generally eligible for reduced tax rates. Any such gain will generally constitute “U.S. source income” for foreign tax credit purposes. The ability of U.S. holders to offset capital losses against ordinary income is limited.
Non-U.S. Holders.   As used herein, the term “non-U.S. holder” means an initial purchaser of Notes who is a beneficial owner of such Notes and who is not a partnership and is not a U.S. holder. Generally a non-U.S. holder will not be subject to U.S. federal income tax on payments of interest on, or on any gain on the sale of, the Notes, unless such holder held the Notes in connection with a U.S. trade or business carried on by such holder, or in the case of the sale of Notes by a non-U.S. holder who is an individual, such individual was present in the U.S. for 183 days or more during the taxable year in which such gain is realized and certain other requirements are met.
Italian Tax Considerations
Issuances of Notes
The comments below are of a general nature based on current Italian law and practice. Holders of the Notes who are in doubt as to their personal tax position should consult their professional advisors.
No Italian income or other Italian taxes will be levied or applied by Italy by way of withholding, deduction or otherwise in connection with any payments by Italy of principal or interest in respect of the Notes to non-residents of Italy having no permanent establishment in Italy.
If the Notes are held by residents of Italy acting in a business capacity (other than individuals), interest in respect of the Notes will be subject to their income tax and no withholding tax will be levied by the authorized intermediary in Italy where Notes are held when a payment is made. If the Notes are held by residents of Italy who are individuals not acting in a business capacity, non-business partnerships (simple partnerships other than business partnerships and other organizations considered by law as business partnerships or limited partnerships), public or private entities not exercising business activities including national or local government entities, or other entities or organizations not subject to corporation income tax, a 12.5 percent tax on income tax will be levied by the authorized intermediary in Italy where the Notes are held, which shall be a final tax.
If the Notes are held by residents of Italy who are individuals acting in a business capacity, a 12.5 percent tax on income tax will be levied by the authorized intermediary in Italy where the Notes are held, which shall be an account of final income tax.

If holders of the Notes subject to such final tax hold the Notes through an authorized intermediary in Italy having asset management discretion over such Notes, such holders may opt to pay a final 12.5 percent tax levied by the intermediary on all interest, other payments and gains deriving from such management on an annual basis (the “managed savings option”). However, if holders of Notes subject to such withholding tax on account of income tax hold Notes through such an asset manager, interest, other payments and gains will be taxed as part of their overall income.
If interest or principal is paid outside of Italy by an entity other than an authorized intermediary in Italy to residents of Italy, who are individuals not acting in a business capacity, they would otherwise be subject to the 12.5 percent final tax described above, holders of Notes must include the payments received in their income tax return and the payments shall be subject to a separate tax at a 12.5 percent rate or, at the holders’ option, to income taxes at the rates applicable to their overall income.
Non-residents of Italy having no permanent establishment in Italy will not be subject to Italian capital gains tax in respect of the disposal or the redemption of the Notes. Capital gains realized by non-residents, without a permanent establishment in Italy to which the Notes are effectively connected, from the sale or redemption of the Notes are in principle subject to a 26 percent substitute tax on 48.08 percent of the gains (resulting in an actual 12.5 percent taxation), if the Notes are held in Italy. However, the gains are exempt from tax in Italy because the Notes are listed on a regulated market. This exemption applies even if the Notes are held in Italy and regardless of the provisions set forth by any applicable double tax treaty and in certain cases is subject to timely filing by non-Italian residents of required documentation (in the form of a self-declaration of non-residence in Italy) with Italian qualified intermediaries (or permanent establishments in Italy of foreign intermediaries) with which the Notes are deposited.
Gains realized on the disposal or redemption of Notes by residents of Italy who are individuals not acting in a business capacity or by non-business partnerships and similar organizations will be subject to a final capital gains tax currently at the rate of 12.5 percent. This tax applies to all gains and losses realized in the relevant year and losses may be carried forward to the subsequent four years.
Such holders of Notes may opt to pay capital gains tax declaring the gains in their annual income tax return or, if the Notes are deposited with an authorized intermediary in Italy, authorizing the intermediary to levy the capital gains tax (the “administered savings option”). If holders have elected for the managed savings option, gains realized will be subject to the tax applicable thereto. Instead, gains realized by residents of Italy who are individuals acting in a business capacity, partnerships, limited partnerships, corporations or permanent establishments of foreign corporations shall be subject to income or corporation taxes as part of the overall income; gains realized by investment funds will be subject to the taxes applicable thereto. Contracts relating to the transfer of securities are subject to the following registration tax: (i) public deeds and notarized deeds are subject to a fixed registration tax at a rate of €200.00; (ii) private deeds are subject to registration tax at a rate of €200.00 only if they are voluntary registered or if the so-called “caso d’uso” or “enunciazione” occurs.
Death duties no longer apply in Italy. Italian treasury bonds (including the Notes) are excluded from the tax base of the inheritance tax. Save for gifts to certain non-profit entities and subject to the application of double Tax Treaties, where relevant, the transfers of any valuable assets (including the Notes) as a result of donation (or other transfers for no consideration) and the creation of liens on such assets for a specific purpose are taxed as follows:
•
4 percent if the transfer is made to spouses and direct descendants or ancestors; in this case, the transfer is subject to tax on the value exceeding €1,000,000 (per beneficiary);

•
6 percent if the transfer if made to brothers and sisters; in this case, the transfer is subject to the tax on the value exceeding €100,000 (per beneficiary);

•
6 percent if the transfer is made to relatives up to the fourth degree, to persons related by direct affinity as well as to persons related by collateral affinity up to the third degree;

•
8 percent in all other cases.

If the transfer is made in favor of persons with severe disabilities, the tax applies on the value exceeding €1,500,000. A tax credit may be available for the inheritance and gift tax paid in Italy under the applicable double tax treaty on inheritance and gift, if any.

Common Reporting Standard
Directive 2014/107/EU as well as the agreements entered into pursuant to art. 6 of the Convention on mutual administrative assistance in tax matters between the Member States of the Council of Europe and the OECD countries provides for the automatic exchange of financial information for tax purposes under a common standard of communication in order to counteract international tax evasion. In order to apply these rules the financial institutions shall transmit to the competent Revenue Agency of their own country the data on each person who is the subject of communication and on the related account, including those relating to financial assets controlled by one or more persons subject to disclosure.
As indicated in the section “Description of Notes — Italian Tax Considerations”, no additional amounts will be payable with respect to the Notes if a payment on Notes is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the Directive in their particular circumstances.

UNDERWRITING
The Underwriters named below, acting through their representatives, Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft and Morgan Stanley Europe SE have jointly and severally agreed, subject to the terms and conditions set forth in the form of Underwriting Agreement (attached as Exhibit B to the Registration Statement (No. 333-234057) filed with the Commission on October 2, 2019, as amended, and incorporated by reference in the Registration Statement (No. 333-249472) filed with the Commission on October 14, 2020, as amended), as amended by and adhered to by the Underwriters by means of a Pricing Agreement dated as of April 27, 2021 (as amended, the “Underwriting Agreement”), to purchase from Italy the principal amount of each series of the Notes set forth opposite their name below:
Underwriter	Principal Amount of 2024 Notes to be Purchased
Morgan Stanley Europe SE	US$ 623,300,000
Citigroup Global Markets Europe AG	US$ 623,300,000
Deutsche Bank Aktiengesellschaft	US$ 623,400,000
Barclays Bank Ireland PLC	US$ 10,000,000
BofA Securities Europe SA	US$ 10,000,000
Crédit Agricole Corporate and Investment Bank	US$ 10,000,000
Goldman Sachs Bank Europe SE	US$ 10,000,000
BNP Paribas	US$ 10,000,000
HSBC Continental Europe	US$ 10,000,000
Intesa Sanpaolo S.p.A.	US$ 10,000,000
J.P. Morgan AG	US$ 10,000,000
MPS Capital Services Banca Per Le Imprese S.p.A.	US$ 10,000,000
NatWest Markets N.V.	US$ 10,000,000
Nomura Financial Products Europe GmbH	US$ 10,000,000
Société Générale	US$ 10,000,000
Unicredit S.p.A.	US$ 10,000,000
Total	US$2,000,000,000
Underwriter	Principal Amount of 2051 Notes to be Purchased
Morgan Stanley Europe SE	US$ 467,500,000
Citigroup Global Markets Europe AG	US$ 467,500,000
Deutsche Bank Aktiengesellschaft	US$ 467,500,000
Barclays Bank Ireland PLC	US$ 7,500,000
BofA Securities Europe SA	US$ 7,500,000
Crédit Agricole Corporate and Investment Bank	US$ 7,500,000
Goldman Sachs Bank Europe SE	US$ 7,500,000
BNP Paribas	US$ 7,500,000
HSBC Continental Europe	US$ 7,500,000
Intesa Sanpaolo S.p.A.	US$ 7,500,000
J.P. Morgan AG	US$ 7,500,000
MPS Capital Services Banca Per Le Imprese S.p.A.	US$ 7,500,000
NatWest Markets N.V.	US$ 7,500,000
Nomura Financial Products Europe GmbH	US$ 7,500,000
Société Générale	US$ 7,500,000
Unicredit S.p.A.	US$ 7,500,000
Total	US$1,500,000,000
Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Notes, if any are taken.

The Underwriters propose to offer the Notes at the public offering price set forth on the cover page of this Prospectus Supplement. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.
The Notes are offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers.
Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, has agreed that it and each such affiliate will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute this Prospectus Supplement or the Prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such Underwriter or each such affiliate (as applicable) result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on Italy except as set forth in the Underwriting Agreement.
Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, has represented and agreed that it and each such affiliate: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in an investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000 (as amended, “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of FSMA does not apply to Italy; and (ii) has complied and will comply with all applicable provisions of FSMA, as amended, with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Delivery of the Notes is expected on or about the seventh business day following the date of pricing of the Notes. Under Rule 15c6-1 of the U.S. Securities Act of 1933, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the pricing date should consult their own advisor.
The Notes may not be offered, sold or delivered and neither the Prospectus Supplement, the Prospectus nor any other document relating to the Notes may be distributed or made available in Italy except (i) to “qualified investors” (investitori qualificati) as defined in Regulation (EU) 2017/1129 of June 14, 2017 (the “Prospectus Regulation”, as amended); or (ii) in any other circumstances which are exempted from the rules on public offerings as provided under the Prospectus Regulation, Legislative Decree No. 58 of February 24, 1998, as amended or CONSOB Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or any other documents relating to the Notes in Italy must be, in any event, conducted in compliance with any Italian securities, tax, exchange control and any other applicable laws, including any requirements or limitations which may be imposed, from time to time, by CONSOB, the Bank of Italy or any other Italian competent authority.
Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, has agreed that it and each such affiliate has not offered or sold, and it and each such affiliate will not offer or sell, any of the Notes, directly or indirectly, in Japan or to or for the benefit of any resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except in compliance with the Financial Instruments and Exchange Law of Japan, as amended, and all other applicable laws and regulations of Japan.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Except for the qualification of the Notes for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Underwriters may designate pursuant to the Underwriting Agreement, each Underwriter severally agrees with Italy and the other Underwriters that it and its respective affiliates will obtain any consent, approval or authorization required by them for the subscription, offer or sale by them of any of the Notes under the laws and regulations in force in any jurisdiction outside the United States to which they are subject or in or from which they make such subscription, offer or sale of any of the Notes.
One or more of the Underwriters may not be a U.S.-registered broker-dealer. All sales of Notes in the U.S. will be made by or through a U.S.-registered broker-dealer.
The Notes are new issues of securities with no established trading market. Italy has been advised by the Underwriters that the Underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue any such market making at any time without notice.
Application has been made for the Notes to be admitted to the official list and trading on EuroMOT (Mercato Telematico Eurobbligazioni). Application has been made for the Notes to be admitted to the official list and trading on the Regulated Market of the Luxembourg Stock Exchange in accordance with the rules thereof. No assurance can be given as to the liquidity of the trading markets for the Securities.
Italy has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933.
In connection with this issue of Notes, Morgan Stanley Europe SE (the “Stabilizing Manager”) (or any duly appointed person acting for the Stabilizing Manager) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period. However, there is no obligation on the Stabilizing Manager (or any agent of the Stabilizing

Manager) to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Any loss or profit sustained as a consequence of any such over-allotment or stabilizing shall be for the account of the Stabilizing Manager. The Underwriters acknowledge that Italy has not authorized the creation and issue of Notes in excess of $3,500,000,000 in aggregate principal amount. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of any Stabilizing Manager) in accordance with all applicable laws and rules.
Solely for the purpose of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
In the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, persons who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
MPS Capital Services S.p.A. is a subsidiary of Banca Monte dei Paschi di Siena S.p.A., which in turn is controlled by Italy pursuant to FINRA Rule 5121(f)(6).
Certain of the Underwriters and their respective affiliates may have from time to time performed investment banking and/or commercial banking services for Italy in the ordinary course of business and may do so in the future. Citigroup Global Markets Europe AG is an affiliate of Citibank, N.A., which is acting as Fiscal Agent, Paying Agent and Registrar with regard to the Notes.
OFFICIAL STATEMENTS
Information included or incorporated by reference in this Prospectus Supplement is included as a public official statement and has been reviewed by dott. Davide Iacovoni, Director General of Direction II of the Department of Treasury of the Ministry of Economy and Finance of Italy, in his official capacity, and is included herein on his authority. With respect to matters of Italian law, see “Validity of the Securities.”
VALIDITY OF THE SECURITIES
The validity of the Notes will be passed upon on behalf of Italy by the Head of the Legal Service of the Department of Treasury — Ministry of Economy and Finance of Italy as to Italian law, and on behalf of the underwriters or agents by Skadden, Arps, Slate, Meagher & Flom (UK) LLP, as to matters of New York and United States law. All statements with respect to matters of Italian law included in this Prospectus have been passed upon on behalf of Italy by the Legal Service of the Department of Treasury — Ministry of Economy and Finance of Italy and are made upon its authority.

GENERAL INFORMATION
Authorization
The terms of the 2024 Notes and the 2051 Notes have been approved, respectively, by Decrees No. 34260 and 34261, dated April 27, 2021 and issued by the Treasury Department of the Ministry of Economy and Finance pursuant to Article 3 of Legislative Decree No. 398 of December 30, 2003 and subsequent implementing enactments.
Clearing Systems
The Notes have been accepted for clearance through DTC, Euroclear and Clearstream
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2024 Notes Common Code: 233936995; ISIN: US465410CD85; CUSIP: 465410 CD8.

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2051 Notes Common Code: 233937134; ISIN: US465410CC03; CUSIP: 465410 CC0.

Listing
Application has been made for the Notes to be admitted to the official list and trading on EuroMOT (Mercato Telematico Eurobbligazioni). Application has been made for the Notes to be admitted to the official list and trading on the Regulated Market of the Luxembourg Stock Exchange in accordance with the rules thereof.
Paying Agent
No Luxembourg paying agent has been appointed by Italy with respect to the Notes. Italy has agreed to appoint such agent in Luxembourg if Notes in definitive form are issued in the limited circumstances set forth under “Description of Notes — Definitive Notes” which is expected to be Banque Internationale à Luxembourg. Pending such appointment, Banque Internationale à Luxembourg, the Luxembourg listing agent, will act as intermediary in Luxembourg between holders of Notes and Italy.
Documents
A copy of the fiscal agency agreement executed by Italy and Citibank, N.A. will be available for inspection at the specified office of Banque Internationale à Luxembourg S.A.
Litigation
Except as disclosed or incorporated by reference in this Prospectus Supplement or in the Prospectus, Italy is not involved in any litigation or arbitration proceedings which are material in the context of the issue of the Notes nor so far as it is aware are any such proceedings pending or threatened.
Material Adverse Change
Except as disclosed or incorporated by reference in this Prospectus Supplement or in the Prospectus, there has been no adverse change in the financial condition of Italy which is material in the context of the issue of the Notes.

PROSPECTUS
The Republic of Italy
Debt Securities
and/or
Warrants to Purchase
Debt Securities
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Up to US$3,500,000,000 or its equivalent in other currencies or a composite of other currencies.

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The securities will be direct, unconditional and general obligations of The Republic of Italy, backed by the full faith and credit of The Republic of Italy and will rank pari passu with all other unsecured and unsubordinated obligations of Italy.

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The securities may consist of bonds, notes or other evidences of indebtedness and may be issued with or without warrants to purchase other debt instruments.

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The securities may be exchangeable for other debt instruments issued by The Republic of Italy or by entities owned by The Republic of Italy.

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The securities will be offered from time to time as separate issues on terms set forth in supplements to this prospectus. The terms of each series of securities, including the principal amount, maturity, interest rate and initial offering price will be set forth in the supplement relating to that series of securities.

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The debt securities and the fiscal agency agreement described in this prospectus contain collective action clauses with provisions regarding future modifications to their terms. Under these provisions, which are described herein beginning on page 10, modifications affecting the Reserved Matters listed in the debt securities and the fiscal agency agreement, including modifications to payment and other important terms, (1) may be made to a series of debt securities with (i) the affirmative vote of the holders of at least 75 percent or (ii) a written resolution signed by or on behalf of holders of at least 66 2/3 percent of the aggregate principal amount of the outstanding debt securities of that series; and (2) may be made to all outstanding series of debt securities with (i) the affirmative vote of all holders of at least 75 percent or (ii) a written resolution signed by or on behalf of all holders of at least 66 2/3 percent of the aggregate principal amount of all outstanding series of debt securities (taken in the aggregate) and with (i) the affirmative vote of the holders of more than 66 2/3 percent or (ii) a written resolution signed by or on behalf of holders of more than 50 percent of the aggregate principal amount of each outstanding series of debt securities (taken individually).

Neither the US Securities and Exchange Commission nor any state securities commission has approved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any place where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is October 30, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the securities The Republic of Italy may offer. Each time Italy sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information”.
You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement. Italy may sell the securities directly, through agents designated from time to time or through intermediaries. The names of any agents or intermediaries will be provided in the applicable prospectus supplement.
This prospectus neither constitutes a prospectus pursuant to Part II of the Luxembourg Prospectus Law implementing the Prospectus Directive nor a simplified prospectus pursuant to Part III of the Luxembourg Prospectus Law. Accordingly, this prospectus does not purport to meet the format and the disclosure requirements of the Prospectus Directive and Commission Regulation (EC) No. 809/2004 (as amended), and it has not been, and will not be, submitted for approval to any competent authority within the meaning of the Prospectus Directive and, in particular, to the Luxembourg Commission de Surveillance du Secteur Financier, which is the Luxembourg competent authority for the purpose of the Prospectus Directive and one of the competent authorities under the Luxembourg Prospectus Law. The debt securities, issued pursuant to this prospectus, will therefore not qualify for the benefit of the single European passport pursuant to the Prospectus Directive.
You must not rely on unauthorized information.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the relevant prospectus supplement. You must not rely on any unauthorized information or representations.
You must comply with applicable laws.
This prospectus and the relevant prospectus supplement are not, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. For a further description of certain restrictions of the offering and sale of the securities and the distribution of this prospectus and the relevant prospectus supplement, see “Plan of Distribution” as supplemented by information in the relevant prospectus supplement.
You should read this prospectus and any prospectus supplement carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference therein is accurate as of any date other than the date on the front of these documents.
Special cautionary notice regarding forward-looking statements.
This prospectus incorporates by reference, and any accompanying prospectus supplement may contain or incorporate by reference, certain forward-looking statements as defined in Section 27A of the US Securities Act of 1933, with respect to certain of the plans and objectives of the government of Italy and to the economic, monetary and financial conditions of Italy. Such statements incorporated by reference in this prospectus include, but are not limited to, statements in our Annual Report on Form 18-K and amendments thereto for the year ended December 31, 2019 under the following headings: “The Italian Economy — General”, “— Gross Domestic Product” and “— Principal Sectors of the Economy”, “Monetary System — Banking Regulation”, “The External Sector of the Economy — Foreign Trade” and “Public Finance — The 2020 Economic and Financial Document”, “— The Update of the 2020 Economic and Financial Document”, “— Revenues and Expenditures”, “Public Debt — Forecasted Debt-to-GDP Ratios”, and

generally the exhibits thereto. By their nature, forward-looking statements involve risk and uncertainty, and the factors described in the context of such forward-looking statements could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements.
Enforcement of civil liabilities
Italy is a foreign sovereign government. Consequently, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Italy. Italy will irrevocably submit to the jurisdiction of the Federal and State courts in The City of New York and will irrevocably waive any immunity from the jurisdiction of such courts, to the extent permitted by Italian law, but not execution, attachment or process in the nature thereof. Italy will waive any objection to venue, in connection with any action arising out of or based upon the debt securities or the warrants brought by any holder of debt securities or warrants. Italy reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States Federal securities laws or any state securities laws. In the absence of a waiver of immunity by Italy with respect to these actions, it would not be possible to obtain a United States judgment in such an action against Italy unless a court were to determine that Italy is not entitled under the Immunities Act to sovereign immunity with respect to such action. Enforceability in Italy of final judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws is subject, among other things, to the absence of a conflicting final judgment by an Italian court or of a previously instituted action pending in Italy among the same parties and arising from the same facts and circumstances and to the Italian courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant, and that enforcement would not violate Italian public policy. In general, the enforceability in Italy of final judgments of U.S. courts obtained would not require retrial in Italy. In original actions brought before Italian courts, there is doubt as to the enforceability of liabilities based on the U.S. federal securities laws. The Italian courts may enter and enforce judgments in foreign currencies. See also “Description of Debt Securities — Governing Law; Consent to Service” and “Description of Warrants — Governing Law; Consent to Service”.

All references herein to “we”, “Italy,” the “State” or the “Republic” are to The Republic of Italy, all references herein to the “Government” are to the central Government of Italy and all references to the “general government” are collectively to the central Government and local government sectors and social security funds (those institutions whose principal activity is to provide social benefits), but exclude government owned corporations. In addition, all references herein to the “Treasury” or the “Ministry of Economy and Finance” are interchangeable and refer to the same entity.

DATA DISSEMINATION
Italy subscribes to the Special Data Dissemination Standard Plus (“SDDS Plus”) of the International Monetary Fund (“IMF”), which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS Plus requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released (the so-called “Advance Release Calendar”). For Italy, precise dates or “no-later-than-dates” for the release of data under the SDDS Plus are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org.Neither the Italian Government nor any agents acting on behalf of the Italian Government in connection with this prospectus accepts any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in the relevant prospectus supplement, the Government will use net proceeds from the sale of securities for general Government purposes, including debt management purposes.

DESCRIPTION OF DEBT SECURITIES
The following is a brief summary of the terms and conditions of the debt securities that we may issue from time to time and the fiscal agency agreement that governs the debt securities. Each time we offer securities, Italy will provide a prospectus supplement that will contain specific information about the tenures of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement. We have filed or will file copies of the forms of debt securities and the fiscal agency agreement as exhibits to our Registration Statement or an amendment to our Annual Report. Because this is only a summary, you should read the form of debt securities and the fiscal agency agreement in their entirety. You can find the definitions of certain terms used in this description under the subheading “— Definitions”.
General
We may issue debt securities in one or more series, as authorized from time to time by Italy. The following terms and other specific provisions of each series of debt securities will be described in a free-writing prospectus and a prospectus supplement relating to that series:
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the designation of the securities;

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the aggregate principal amount and any limitation on the principal amount;

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the currency or currencies in which the securities will be denominated and in which payment will be made;

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the authorized denominations of the securities;

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the percentage of principal amount at which we will issue the securities;

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the maturity date of the securities;

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the interest rate and the manner in which the interest rate will be determined;

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the interest payment dates, if any, and the dates from which interest will accrue;

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the index, price or formula which we will use to determine the amount of payment of principal, premium or interest;

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the terms on which we will redeem or repurchase securities and any sinking fund provisions;

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any terms for the exchange or conversion of the securities; and

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whether the securities will be in bearer form, or in fully registered form, or both, and any restrictions on the exchange of one form for another.

To the extent different from the description below under the heading “Taxation — United States Tax Considerations”, we will describe in the prospectus supplement any special United States federal income tax and other considerations applicable to any debt securities which we may issue:
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with original issue discount;

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denominated in a currency other than U.S. dollars; or

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with payments determined by reference to an index.

A fiscal agent will act as our agent in connection with the debt securities. The duties of the fiscal agent will be governed by the fiscal agency agreement. The fiscal agent is our agent and is not a trustee for the holders of debt securities. The fiscal agent does not have the same responsibilities or duties to act for holders of debt securities as a trustee would. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.
Except as may otherwise be indicated in any prospectus supplement, Italy will reserve the right to issue, from time to time and without the consent of the holders of the relevant debt securities, further securities having identical terms and conditions of others previously issued, so that the securities subsequently issued may be consolidated with, form a single series with and increase the aggregate principal amount of, the debt securities initially issued.
We may issue debt securities at a discount, bearing no interest or bearing interest at a rate below market rates. If we issue discount securities, we will sell them at a discount below their stated principal amount. We will describe any special considerations related to discounted debt securities in the prospectus supplement for those securities.
The prospectus supplement will specify the place and the currency for payment of principal, interest and any premium on the debt securities. Unless we specify otherwise in the prospectus supplement, we will pay interest on fully registered debt securities by mailing a check to the registered holders on the record date.
Nature of Obligation; Negative Pledge
The debt securities will be the direct, unconditional, unsecured and general obligations of Italy. They will rank equally with all of our present and future unsecured and unsubordinated general borrowing except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. The full faith and credit of Italy will be pledged for the due and punctual payment of the debt securities and for the due and timely performance of all of our obligations under the debt securities. We will pay principal and interest on the debt securities out of the Ministry of Economy and Finance of Italy.
As long as any debt security remains outstanding, we will not create any Encumbrance on our revenues or assets to secure any Public External Indebtedness, without equally and ratably securing the outstanding debt.
Additional Amounts
Under Italian law, all payments of principal and interest on the debt securities issued outside of Italy shall be made free and clear of, and without withholding or deduction for, any Italian taxes so long as the beneficial owner of the debt securities is not resident in Italy. If any payment of principal or interest is not exempt from Italian tax, we will pay to you the additional amounts necessary to make the net payment you receive not less than the amount you would have received if Italian taxes had not been imposed. No additional amounts will be paid to you if:
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you have or had some connection with Italy other than merely owning or holding the debt securities or receiving principal and interest payment on the debt securities;

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you are subject to an estate, inheritance, gift, sales, transfer or personal property tax or any significant tax, assessment or governmental charge;

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you are subject to a tax, assessment or other governmental charge which is payable other than by withholding;

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you are able to avoid Italian taxes by making a declaration of non-residence or claiming an exemption from the relevant tax authority;

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you present the debt securities for payment more than 30 days after you were entitled to receive payment. This provision does not apply if you would have been entitled to receive additional amounts had you presented the debt securities for payment prior to the expiration of the 30 day period;

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a tax applied by a Member State by way of withholding, deduction or otherwise is imposed on a payment of principal or interest to you and is required to be made pursuant to European Council Directives; or

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you would have been able to avoid such withholding or deduction by presenting the debt securities for payment to another Paying Agent in a Member State of the European Union.

Interest
Interest on the Notes shall be payable semi-annually in arrears in two equal payments on and of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be paid to the persons in whose names the Notes are registered at the close of business on the preceding and , as the case may be (the “Record Date”). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. “Banking Day” means any day that is a day on which banking institutions in New York City are not generally authorized or obliged by law, regulation or executive order to close.
Form and Settlement of Debt Securities Denominated in US Dollars
Except as may otherwise be indicated in any prospectus supplement:
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each series of debt securities denominated in US dollars will be issued in the form of one or more global notes in fully registered form, in a minimum denomination of US$200,000 and integral multiples of US$1,000 in excess thereof, without coupons, which will be deposited on or about the date indicated in the prospectus supplement with Citibank, N.A. as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company (“DTC”);

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Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC, another nominee of DTC or a successor of DTC or its nominee.

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subject to certain exceptions, beneficial interests in such global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC; investors may elect to hold interests in the global notes through DTC in the United States or through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems; Euroclear and Clearstream will in turn hold interests in the global notes as indirect participants in DTC;

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Persons who are not DTC participants may beneficially own debt securities held by DTC only through direct or indirect participants in DTC (including Euroclear and Clearstream). So long as Cede & Co., as the nominee of DTC, is the registered owner of the global note, Cede & Co. for all purposes will be considered the sole holder of the debt securities under the fiscal agency agreement and the debt securities;

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subject to certain exceptions, owners of beneficial interests in such global notes will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities under their terms or the fiscal agency agreement governing such debt securities;

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subject to certain exceptions, beneficial owners will not be considered the owners or holders of the debt securities under the fiscal agency agreement, including for purposes of receiving any reports delivered by Italy or the fiscal agent pursuant to the fiscal agency agreement. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the fiscal agency agreement. Italy understands that, under existing industry practices, if Italy requests any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the fiscal agency agreement, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes;

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delivery of such debt securities will be made against payment therefore in same-day funds on the date indicated in the relevant prospectus supplement.

Payments
Payments of principal of and interest on the debt securities will be made to Cede & Co., the nominee for DTC, as the registered owner. The principal and interest on the debt securities will be payable in United States dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for payment therein of public and private debts.
Upon receipt of any payment of principal or of interest on the debt securities, DTC will credit DTC participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the DTC debt securities as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global notes held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.” Distributions with respect to the debt securities held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures to the extent received by its depositary. Neither Italy nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Any moneys held by the fiscal agent in respect of the debt securities and remaining unclaimed for two years after such amount shall have become due and payable shall be returned to Italy, and the holder of such debt securities shall thereafter look only to Italy for any payment to which such holder may be entitled. debt securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.
Definitive debt securities
Individual certificates in respect of debt securities will not be issued in exchange for the global note, except in very limited circumstances. If DTC notifies Italy that it is unwilling or unable to continue as depositary for the global note or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) at a time when it is required to be and, in each case, a successor depositary is not appointed by Italy within 90 days after receiving such notice from DTC or on becoming aware that DTC is no longer so registered, or if an event of default with respect to the debt securities shall have occurred and be continuing as described under “— Default; Acceleration of Maturity” in this prospectus, Italy will issue or cause to be issued debt securities in definitive form in exchange for such global note without charge. Italy may also at any time and in its sole discretion determine not to have any of the debt securities represented by the global note and, in such event, will issue or cause to be issued debt securities in definitive form in exchange for the global note. Debt securities issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Any debt securities so issued will be registered in such names, and in such denominations, as DTC shall request. Such debt securities may be presented for registration of transfer or exchange at the office of the fiscal agent in London or, as long as the debt securities are listed on the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg, and principal thereof and interest thereon will be payable (against presentation and surrender of the debt securities for payments of principal) at the office of the fiscal agent in London or the paying agent in Luxembourg, provided that interest thereon may be paid by check mailed to the registered holders of definitive debt securities.
Upon the issuance of definitive debt securities, holders will be able to transfer definitive debt securities at the specified office of the paying agent including the paying agent in Luxembourg upon the surrender of such definitive debt securities, together with the form of transfer endorsed thereon duly completed and executed and otherwise in accordance with the provisions of the fiscal agency agreement. In the case of a transfer of part only of a definitive debt securities, a new definitive debt securities shall be issued to the transferee in respect of the part transferred and a further new definitive debt securities in respect of the balance of the holding not transferred shall be issued to the transferor. Each new definitive debt securities to be so issued shall be available for delivery within three business days of receipt by the Registrar or any paying agent at its specified office of the relevant definitive debt securities and the form of transfer.
Further Issues
Italy may from time to time, without notice to or the consent of the registered holders of the debt securities, create and issue further debt securities having the same terms as the debt securities in all respects (except for the issue price, issue date and the first payment of interest following the issue date of such further debt securities) and so that such further debt securities shall be consolidated and form a single series with the debt securities and shall have the same terms as to status, redemption or otherwise as the debt securities.
Default; Acceleration of Maturity
Each of the following is an event of default under any series of debt securities:
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we default in any payment of principal, premium or interest on any debt securities of that series and the default continues for a period of more than 30 days after the due date.

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we fail to perform or observe any other obligation under any debt securities of that series and the default continues for a period of 60 days following written notice to us of the default by any holder.

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any other present or future Public External Indebtedness in an amount equal to or exceeding US$50 million (or its equivalent) becomes due and payable prior to its stated maturity by reason of default in payment of principal thereof of premium, if any, or interest thereon.

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any other Public External Indebtedness in an amount equal to or exceeding US$50 million (or its equivalent) is not paid at its maturity as extended by any applicable grace period.

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we declare a general moratorium on the payment of any Public External Indebtedness.

If any of the events of default described above occurs and is continuing, the holders of at least 25 percent of the aggregate principal amount of the outstanding debt securities of a series may, by giving a written demand to us and the fiscal agent, declare the principal and accrued interest on the debt securities of that series to be immediately due and payable on the date that written notice of acceleration is received by us and the fiscal agent, unless all such defaults have been remedied or waived prior to the receipt of such written notice. For debt securities issued at a discount, the amount of principal accelerated will be described in the prospectus supplement. The holders of more than 50 percent of the aggregate principal amount outstanding of the debt securities may rescind or annul a notice of acceleration.
We are not required to furnish any periodic evidence of the absence of defaults. A default in one series of debt securities will not constitute a default in another series of debt securities, or permit the acceleration of the maturity of another series of debt securities, unless the maturity of the series of debt securities is accelerated by reason of default as described above.
Redemption
A series of debt securities may provide for mandatory redemption by us or at our election. If we redeem debt securities under a mandatory redemption provision, we will give not more than 60 days’ nor less than 30 days’ notice of redemption. If we are not redeeming all of the debt securities in a series, the debt securities to be redeemed will be selected by lot by the fiscal agent. Unless all the debt securities of a series to be redeemed are registered debt securities or bearer debt securities registered as to principal, we will publish a notice of redemption at least twice prior to the redemption date. We will publish the notice in a newspaper printed in the English language with general circulation in Europe. We will also publish notice of redemption in any other place set forth in the debt securities. We will also mail notice of redemption to holders of registered debt securities of the series, and to those holders of bearer debt securities of the series who have registered the principal of their debt securities. We will mail the notice to the holders’ last addresses as they appear on the register for the debt securities of such series.

Meetings and Quorum
We may call a meeting of the holders of the debt securities at any time regarding the fiscal agency agreement or the debt securities. In addition, we will call a meeting of the holders of the debt securities if an event of default has occurred and is continuing and the holders of at least ten percent of the aggregate principal amount outstanding of the debt securities request a meeting in writing. We will determine the time and place of the meeting and notify the holders of the time, place and purpose of the meeting, specify the record date for the meeting, form used to appoint a proxy and set out any other information necessary. The notice will be published in the English language not less than 21 days before the meeting or in case of an adjourned meeting for at least 14 days prior to the date of the adjourned meeting. The chair of any meeting of holders will be appointed by us or if we fail to appoint such chair or the person nominated by us is not present at the meeting, the chair will be appointed by the holders of more than 50 percent of the aggregate principal amount of the outstanding debt securities represented at the meeting.
Only holders of the debt securities and their proxies are entitled to vote at a meeting of holders. Holders or proxies representing at least 50 percent of the aggregate principal amount of the outstanding debt securities will normally constitute a quorum. However, if a meeting is adjourned for a lack of a quorum, then holders or proxies representing at least 25 percent of the aggregate principal amount of the outstanding debt securities will constitute a quorum when the meeting is rescheduled. For purposes of a meeting of holders that proposes to discuss Reserved Matters holders or proxies representing at least 66 2∕3 percent of the aggregate principal amount of the outstanding debt securities will constitute a quorum.
A written resolution signed by or on behalf of holders of the requisite majority of the debt securities then outstanding will be valid for all purposes as if it was a resolution passed at a meeting of holders duly convened and held in accordance with these provisions.
Each holder of an outstanding debt securities may appoint any person to act as its proxy in connection with any meeting of holders of which the holder is entitled to vote or the signing of any written resolution that the holder is entitled to sign by delivering written notice to us not less than 48 hours before the meeting of holder or the signing of a written resolution. A proxy must be appointed by the form enclosed with the notice of the meeting of holders to be valid. A duly appointed proxy will remain in force until we have received notice or have otherwise being informed of the revocation or amendment of the proxy at least 48 hours before the time fixed for the commencement of the meeting for which the proxy intends to cast its vote or sign a written resolution.
A resolution duly passed at a meeting of holders convened and held in accordance with these provisions, and a written resolution duly signed by the requisite majority of holders, will be binding on all holders, whether or not the holder was present at the meeting, voted for or against the resolution or signed the written resolution.
Voting
A holder may cast a vote on each proposal and or propose amendment equal in number to the principal amount of the holder’s outstanding debt securities.
In the case of a Cross Series Amendment and/or Cross Series Proposal:
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involving debt securities denominated in more than one currency, the principal amount of each debt securities will be determined based on the principal amount of each affected debt security will be equal to

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the amount of euro that could have been obtained on the record date for the proposed modification with the principal amount of that debt security, using the applicable euro foreign exchange reference rate for the record date published by the European Central Bank.

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involving an Index Linked Obligation, the principal amount of each debt securities will be determined based on the principal amount of each such Index Linked Obligation will be equal to its adjusted nominal amount.

•
involving a zero coupon obligation that did not formally constitute a component part of an Index Linked Obligation the principal amount of each debt securities will be determined based on the principal amount of each such zero coupon obligation will be equal to its nominal amount or, if its stated maturity date has not yet occurred, to the present value of its nominal amount.
•
involving a zero coupon obligation that did formally constitute a component part of an Index Linked Obligation the principal amount of each debt securities will be determined based on the principal amount of each such zero coupon obligation that formerly constituted the right to receive (i) a non index linked payment of principal or interest will be equal to its nominal amount or, if the stated maturity date of the non index linked payment has not yet occurred, to the present value of its nominal amount; and (ii) an index linked payment of principal or interest will be equal to its adjusted nominal amount or, if the stated maturity date of the index linked payment has not yet occurred, to the present value of its adjusted nominal amount.

Proposals, Amendments and Waivers
Each series of debt securities will contain collective action clauses with provisions regarding future modifications to their terms and the terms of the fiscal agency agreement to the extent that it affects that series. These clauses are described below.
We may generally modify or take actions with respect to the fiscal agency agreement to the extent that it affects a series of debt securities or the terms of any series of debt securities:
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with the affirmative vote of the holders of more than 50 percent of the aggregate principal amount of the outstanding debt securities of that series that are represented at a meeting; or

•
with the written consent of the holders of more than 50 percent of the aggregate principal amount of the outstanding debt securities of that series.

However, we may generally modify, amend, change or waive a Reserved Matter:
•
to the extent that it affects a series of outstanding debt securities or the terms of any series of outstanding debt securities with (i) the affirmative vote of holders of at least 75 percent of the aggregate principal amount of the outstanding debt securities of that series that are represented at a meeting; or (ii) a written resolution signed by or on behalf of holders of at least 66 2∕3 percent of the aggregate principal amount of the outstanding debt securities of that series that are represented at a meeting;

•
to the extent that it affects a Cross Series Amendment and/or Cross Series Proposal affecting the terms and conditions of all series of outstanding debt securities:

•
the affirmative vote of at least 75 percent of the aggregate principal amount of the outstanding debt securities represented at separate duly called meetings of the holders of the outstanding debt securities of all the series (taken in the aggregate) that would be affected by the proposal and/or proposed amendment; or (ii) a written resolution signed by or on behalf of the holders of at least 66 2∕3 percent of the aggregate principal amount of the outstanding debt securities of all the series (taken in the aggregate) that would be affected by the proposal and/or proposed amendment; and

•
the affirmative vote of more than 66 2∕3 percent of the aggregate principal amount of the outstanding debt securities represented at separate duly called meetings of the holders of each series of debt securities (taken individually) that would be affected by the proposal and/or proposed amendment; or (ii) a written resolution signed by or on behalf of the holders of more than 50 percent of the aggregate principal amount of the then outstanding debt securities of each series (taken individually) that would be affected by the proposal and/or proposed amendment.

With respect to Cross Series Amendments and/or Cross Series Proposals, a separate meeting for each affected series of outstanding debt securities will be called and held or a separate written resolution signed for each affected series of outstanding debt securities, in relation to any amendment or proposal.
We may, without the consent of any holder of debt securities, amend the fiscal agency agreement or the outstanding debt securities of a series for the purpose of:
•
to correct a manifest error or cure an ambiguity;

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if the amendment is of a formal or technical nature or for the benefit of the holders of the outstanding debt securities;

We will publish the details of any amendment of the outstanding debt securities of the series within ten days of the amendment becoming legally effective.
For purposes of determining whether the required percentage of holders of the debt securities of a series are present at a meeting for quorum purposes, or has consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement to the debt securities of that series or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of a series, debt securities that we own directly or indirectly will be disregarded and deemed not to be outstanding. For this purpose, debt securities that we own directly or indirectly would include any debt securities owned by or on behalf of the central Government or any of its ministries or owned through corporations or public law entities (generally, entities that by force of law carry out activities in the general public interest, such as INPS, and INAIL, the two principal social security agencies for private and government employees). Debt securities that we own directly or indirectly would not, however, include debt securities owned by the Bank of Italy and any of Italy’s regions, provinces and other local government entities.
Notices
All notices will be published in English in London in the Financial Times, in New York in The Wall Street Journal (Eastern Edition) and, so long as any of the debt securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, in a daily newspaper of general circulation in Luxembourg which is expected to be the d’Wort. In addition, notices may also be published on the Internet site of the Luxembourg Stock Exchange (www.bourse.lu). If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper determined by Italy with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.
Governing Law; Consent to Service
The debt securities will be governed by and construed in accordance with the laws of the State of New York. Matters required to be governed by the laws of The Republic of Italy, including authorizations and execution will be governed by the laws of Italy.
We will appoint the Honorable Armando Varricchio, our Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, and his successor or, in each case, his Chargé d’Affaires ad interim, acting in the absence of the Ambassador, as our authorized agent in the United States. Process may be served on our authorized agent in any action arising out of or based on the debt securities which may be instituted in any State or Federal court in The City of New York by the holder of any debt security and Italy will irrevocably waive any immunity to service of process in any such action which may be instituted in any such court or (except as to venue) in any competent court in The Republic of Italy to the fullest extent permitted by Italian law. The appointment of our authorized agent will be irrevocable until all principal, premium and interest, due and to become due on the debt securities has been provided to the fiscal agent. If for any reason, the authorized agent ceases to be able to act as such authorized agent or ceases to have an address in the United States, we will appoint another person in Washington, D.C. or The City of New York as our authorized agent. In addition, a holder of any debt security may institute an action arising out of or based on the debt securities in any competent court in The Republic of Italy. Italy will irrevocably submit to the jurisdiction of the Federal and State courts in The City of New York in respect of any such action and will irrevocably waive to the fullest extent permitted by Italian law any objection to venue and any immunity from jurisdiction (but not from execution or attachment or process in the nature thereof) to which Italy might be entitled in any action arising out of or based on the debt securities which may be instituted by the holder of any debt security in any State or Federal court in The City of New York or in any competent court in The Republic of Italy. The appointment and the waiver of immunity does not include actions brought under the United States Federal securities laws or any state securities laws. If we did not waive immunity, it would not be possible to obtain a United States judgment in an action against Italy unless a court were to determine that we were not entitled under the Immunities Act to sovereign immunity with respect to the action.
Listing
Except as may otherwise be indicated in any prospectus supplement, application will be made to list each series of debt securities on the Luxembourg Stock Exchange and Euromot (Mercato Telematico Eurobbligazioni).
Definitions
Cross Series Amendment means an amendment involving (i) any series of debt securities or any agreement governing the issuance or administration of such series, and (ii) the debt securities of one or more other series or any agreement governing the issuance or administration of such other debt securities.
Cross Series Proposal means a proposal or matter for consideration affecting or concerning (i) any series of debt securities or any agreement governing the issuance or administration of such series, and (ii) one or more other series of debt securities or any agreement governing the issuance or administration of such other series of debt securities.
Encumbrance shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than (a) any Encumbrance on goods or other assets provided to or acquired by Italy and securing a sum of Public External Indebtedness not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services; or (b) any Encumbrance securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Encumbrance applies only to (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties.
Index Linked Obligation means a debt security that provides for the payment of additional amounts linked to changes in a published index, but does not include a component part of an Index Linked Obligation that is no longer attached to that Index Linked Obligation.
Project Financing shall mean any arrangement for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any assets pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds and contractual claims) generated by such project.
Public External Indebtedness shall mean all indebtedness of Italy in the form of bonds, notes, debentures or other securities issued by Italy on international markets (but for the avoidance of doubt, excluding any such securities issued exclusively in Italy) that are or were intended to be quoted, listed or traded on any securities exchange or other securities market.
Reserved Matters are:
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change the due date for the payment of the principal, premium or any installment of interest on the outstanding debt securities of the series;

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reduce any amount, including any overdue amount, payable on the outstanding debt securities of the series;

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change the method used to calculate any amount payable on the outstanding debt securities of the series;

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reduce the redemption price for the outstanding debt securities or change any date on which the outstanding debt securities may be redeemed;

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change the currency in which interest, premium or principal will be paid or the places at which interest, premium or principal of the outstanding debt securities of the series is payable;

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impose any condition on or otherwise modify our obligations to make payments on the outstanding debt securities;

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except as permitted by any related guarantee, release any guarantee issued in relation on the outstanding debt securities or change the terms of that guarantee;

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except as permitted by any related security agreement, release any collateral that is pledged or charged as security for the payment on the outstanding debt securities or change the terms on which that collateral is pledged or charged;

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change any payment related circumstance under which the outstanding debt securities may be declared due and payable prior to their stated maturity;

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change the seniority or ranking of the outstanding debt securities;

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change the governing law provision of outstanding debt securities of the series;

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change the courts to the jurisdiction of which we have submitted, our obligation under the fiscal agency agreement or the terms and conditions of the debt securities of the series to appoint and maintain an agent for service of process or our waiver of immunity in respect of actions or proceedings brought by any holder based upon a debt security of the series;

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change the principal amount of outstanding debt securities or, in the case of a Cross Series Amendment and/or Cross Series Proposal, the principal amount of outstanding debt securities of any other series required to approve a proposed amendment in relation to the outstanding debt securities, the principal amount of outstanding debt securities required for a quorum to be present, or the rules for determining whether a debt security is outstanding for these purposes; or

•
change the definition of Reserved Matters.

DESCRIPTION OF WARRANTS
The following is a brief summary of the terms and conditions of the warrants, which we may issue from time to time, and the warrant agreement, which governs the warrants. We have filed or will file copies of the forms of warrants and the form of the warrant agreement as exhibits to our Registration Statement or an amendment to our Annual Report. Because this is only a summary, you should read the form of warrant and the warrant agreement in their entirety.
General
We may issue warrants for the purchase of debt securities, either together with debt securities offered by any prospectus supplement or separately. We will issue each series of warrants under a warrant agreement which we will enter into with a bank or trust company, as warrant agent. We will set out the terms of the warrants in the prospectus supplement relating to a particular issue of warrants. The prospectus supplement relating to a series of warrants will set forth:
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the terms of the debt securities, which you may purchase upon exercise of the warrants;

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the principal amount of debt securities, which you may purchase upon exercise of one warrant;

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the exercise price of each warrant;

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the procedures for, and conditions to, exercising a warrant and for purchasing debt securities;

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the dates on which the right to exercise the warrants shall commence and expire;

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whether and under what conditions we may terminate or cancel the warrants;

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the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

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whether the warrants represented by warrant certificates will be issued in registered or bearer form;

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whether warrants issued in registered or bearer form will be exchangeable between forms, and, if registered, where they may be transferred and registered; and

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other specific provisions.

Governing Law; Consent to Service
The warrants will be governed by and construed in accordance with the laws of the State of New York. Matters required to be governed by the laws of Italy, including authorization and execution, will be governed by the laws of Italy. We will appoint a warrant agent as our authorized agent in the United States. Process may be served on the warrant agent in any action arising out of or based on the warrants which may be instituted in any State or Federal court in The City of New York by the holder of any warrant, and Italy will irrevocably waive any immunity to service of process in any such action which may be instituted in any such court or (except as to venue) in any competent court in The Republic of Italy to the fullest extent permitted by Italian law. The appointment of the warrant agent will be irrevocable until all principal, premium and interest, due and to become due on the debt securities has been provided to the fiscal agent. If for any reason, the warrant agent ceases to be able to act as such warrant agent or ceases to have an address in the United States, we will appoint another person in Washington, D.C. or The City of New York as our authorized agent. In addition, a holder of any warrant may institute an action arising out of or based on the warrants in any competent court in The Republic of Italy. Italy will irrevocably submit to the jurisdiction of the Federal and State courts in The City of New York in respect of any such action and will irrevocably waive to the fullest extent permitted by Italian law any objection to venue and any immunity from jurisdiction (but not from execution or attachment or process in the nature thereof) to which Italy might be entitled in any action arising out of or based on the warrants which may be instituted by the holder of any warrant in any State or Federal court in The City of New York or in any competent court in The Republic of Italy. The appointment and the waiver of immunity does not include actions brought under the United States Federal securities laws or any state securities laws. If we did not waive immunity, it would not be possible to obtain a United States judgment in an action against Italy unless a court were to determine that we were not entitled under the Immunities Act to sovereign immunity with respect to the action.

TAXATION
United States Tax Considerations
Issuances of Debt Securities
The following discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions (all as currently in effect and all of which are subject to change, possibly retroactively). Except as specifically set forth herein, this summary only addresses U.S. holders (as defined below) who acquire debt securities at their issue price as part of their initial distribution and who hold such debt securities as capital assets. This discussion, moreover, does not address U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income or any state, local and non-U.S. tax considerations relating to the ownership and disposition of the debt securities. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules, such as insurance companies, banking and other financial institutions, real estate investment trusts, regulated investment companies, dealers in securities or foreign currencies, traders in securities or commodities that elect mark-to-market treatment, persons that are, or that hold debt securities through, partnerships or other pass-through entities, tax-exempt investors, persons required to accrue interest because they do so on a financial statement, persons holding debt securities as part of a hedging transaction, “straddle”, conversion transaction or other integrated transaction, persons holding the debt securities through a non-U.S. branch or U.S. holders whose “functional currency” is not the U.S. dollar. Persons considering the purchase of debt securities should consult with their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
U.S. Holders.   As used herein, the term “U.S. holder” means an initial purchaser of debt securities who is a beneficial owner of such debt securities and who is for U.S. federal income tax purposes:
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a citizen or individual resident of the U.S.;

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a corporation created or organized in or under the laws of the U.S., any state therein or the District of Columbia;

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an estate all of the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if:

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a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•
a valid election is in effect under applicable U.S. Treasury Regulations for the trust to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the debt securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding debt securities and their partners are urged to consult their tax advisors regarding an investment in the debt securities.
Interest and Additional Amounts on the debt securities
Payments or accruals of interest on the debt securities, including any amounts paid in respect of withholding taxes as described in the prospectus, “Description of Debt Securities — Italian Tax Considerations,” will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. For U.S. federal income tax purposes, U.S. holders will be treated as having actually received any amounts paid in respect of withholding taxes and as then having paid over the withholding tax to the taxing authorities. As a result, the amount of interest included in gross income for U.S. federal income tax purposes by a U.S. holder may, in some circumstances, be greater than the amount of cash actually received (or receivable) by such U.S. holder.
Credit for Taxes Withheld
Subject to certain conditions and limitations, if we withhold taxes with respect to a payment of interest on a debt securities, you could be eligible to claim such withholding tax as a credit or deduction for purposes of computing the amount of your U.S. federal income tax liability. This credit or deduction is only available to the extent that a refund of the withholding tax is not available under a treaty. Interest income on the debt securities will constitute foreign source income and generally will be considered “passive” category or, in some circumstances, “general” category income for U.S. foreign tax credit purposes. The rules relating to foreign tax credits and the timing thereof are complex and you should consult your tax advisor regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to your particular situation.
Purchase, Sale and Retirement of the debt securities
When you sell or exchange a debt securities, or if a debt securities that you hold are retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any amounts attributable to accrued interest, which will be subject to tax in the manner described above under “Interest and Additional Amounts on the debt securities”) and your adjusted tax basis in the debt securities. Your adjusted tax basis in the debt securities should generally equal your cost of the debt securities, increased by any accrued but unpaid interest. The gain or loss that you recognize on the sale, exchange or retirement of the debt securities generally will be capital gain or loss and will be long-term capital gain or loss if you have held the debt securities for more than one year on the date of disposition. Net long-term capital gain recognized by individuals and certain non-corporate U.S. holders is generally eligible for reduced tax rates. Any such gain will generally constitute “U.S. source income” for foreign tax credit purposes. The ability of U.S. holders to offset capital losses against ordinary income is limited.
Non-U.S. Holders.   As used herein, the term “non-U.S. holder” means an initial purchaser of debt securities who is a beneficial owner of such debt securities and who is not a partnership and is not a U.S. holder.
Generally a non-U.S. holder will not be subject to U.S. federal income tax on payments of interest on, or on any gain on the sale of, the debt securities, unless such holder held the debt securities in connection with a U.S. trade or business carried on by such holder, or in the case of the sale of debt securities by a non-U.S. holder who is an individual, such individual was present in the U.S. for 183 days or more during the taxable year in which such gain is realized and certain other requirements are met.
The U.S. federal income tax consequences of the acquisition, ownership and disposition of each issuance of debt securities under this prospectus will be further described in the relevant prospectus supplement.
Issuances of Warrants
We will set forth in the relevant prospectus supplement information with respect to the United States tax consequences of the issuance, purchase, exercise and expiration of warrants. This information will include possible original issue discount on debt securities issued with Warrants.
Italian Tax Considerations
Issuances of Debt Securities
The comments below are of a general nature based on current Italian law and practice. Holders of the debt securities who are in doubt as to their personal tax position should consult their professional advisors.
No Italian income or other Italian taxes will be levied or applied by Italy by way of withholding, deduction or otherwise in connection with any payments by Italy of principal or interest in respect of the debt securities to non-residents of Italy having no permanent establishment in Italy.

If the debt securities are held by residents of Italy acting in a business capacity, interest in respect of the debt securities will be subject to their income tax and no withholding tax will be levied by the authorized intermediary in Italy where debt securities are held when a payment is made. If the debt securities are held by residents of Italy who are individuals not acting in a business capacity, non-business partnerships (simple partnerships other than business partnerships and other organizations considered by law as business partnerships or limited partnerships), public or private entities not exercising business activities including national or local government entities, real estate investment funds, pension funds or other entities or organizations not subject to corporation income tax, a 12.5 percent tax on account of applicable income tax will be levied by the authorized intermediary in Italy where debt securities are held, which shall be a final tax.
If holders of debt securities subject to such final tax hold the debt securities through an authorized intermediary in Italy having asset management discretion over such debt securities, such holders may opt to pay a final 12.5 percent tax levied by the intermediary on all interest, other payments and gains deriving from such management on an annual basis (the “managed savings option”). However, if holders of debt securities subject to such withholding tax on account of income tax hold debt securities through such an asset manager, interest, other payments and gains will be taxed as part of their overall income.
If interest or principal is paid outside of Italy by an entity other than an authorized intermediary in Italy to residents of Italy, who are individuals not acting in a business capacity, they would otherwise be subject to the 12.5 percent final tax described above, holders of debt securities must include the payments received in their income tax return and the payments shall be subject to a separate tax at a 12.5 percent rate or, at the holders’ option, to income taxes at the rates applicable to their overall income.
Non-residents of Italy having no permanent establishment in Italy will not be subject to Italian capital gains tax in respect of the disposal or the redemption of the debt securities. Capital gains realized by non-residents, without a permanent establishment in Italy to which the debt securities are effectively connected, from the sale or redemption of the debt securities are in principle subject to a 26 percent substitute tax on 48.08 percent of the gains (resulting in an actual 12.5 percent taxation), if the debt securities are held in Italy. However, the gains are exempt from tax in Italy because the debt securities are listed on a regulated market. This exemption applies even if the debt securities are held in Italy and regardless of the provisions set forth by any applicable double tax treaty and in certain cases is subject to timely filing by non-Italian residents of required documentation (in the form of a self-declaration of non-residence in Italy) with Italian qualified intermediaries (or permanent establishments in Italy of foreign intermediaries) with which the debt securities are deposited.
Gains realized on the disposal or redemption of debt securities by residents of Italy who are individuals not acting in a business capacity or by non-business partnerships and similar organizations will be subject to a final capital gains tax currently at the rate of 12.5 percent. This tax applies to all gains and losses realized in the relevant year and losses may be carried forward to the subsequent four years.
Such holders of debt securities may opt to pay capital gains tax declaring the gains in their annual income tax return or, if the debt securities are deposited with an authorized intermediary in Italy, authorizing the intermediary to levy the capital gains tax (the “administered savings option”). If holders have elected for the managed savings option, gains realized will be subject to the tax applicable thereto. Instead, gains realized by residents of Italy who are individuals acting in a business capacity, partnerships, limited partnerships, corporations or permanent establishments of foreign corporations shall be subject to income or corporation taxes as part of the overall income; gains realized by investment funds will be subject to the taxes applicable thereto. Contracts relating to the transfer of securities are subject to the following registration tax: (i) public deeds and notarized deeds are subject to a fixed registration tax at a rate of €200.00; (ii) private deeds are subject to registration tax at a rate of €200.00 only if they are voluntary registered or if the so-called “caso d’uso” or “enunciazione” occurs.
Death duties no longer apply in Italy. Italian treasury bonds (including the debt securities) are excluded from the tax base of the inheritance tax. Save for gifts to certain non-profit entities and subject to the application of double Tax Treaties, where relevant, the transfers of any valuable assets (including the debt securities) as a result of donation (or other transfers for no consideration) and the creation of liens on such assets for a specific purpose are taxed as follows:
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4 percent if the transfer is made to spouses and direct descendants or ancestors; in this case, the transfer is subject to tax on the value exceeding €1,000,000 (per beneficiary);

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6 percent if the transfer if made to brothers and sisters; in this case, the transfer is subject to the tax on the value exceeding €100,000 (per beneficiary);

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6 percent if the transfer is made to relatives up to the fourth degree, to persons related by direct affinity as well as to persons related by collateral affinity up to the third degree;

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8 percent in all other cases.

If the transfer is made in favor of persons with severe disabilities, the tax applies on the value exceeding €1,500,000. A tax credit may be available for the inheritance and gift tax paid in Italy under the applicable double tax treaty on inheritance and gift, if any.
Common Reporting Standard
Directive 2014/107/EU as well as the agreements entered into pursuant to art. 6 of the Convention on mutual administrative assistance in tax matters between the Member States of the Council of Europe and the OECD countries provides for the automatic exchange of financial information for tax purposes under a common standard of communication in order to counteract international tax evasion. In order to apply these rules the financial institutions shall transmit to the competent Revenue Agency of their own country the data on each person who is the subject of communication and on the related account, including those relating to financial assets controlled by one or more persons subject to disclosure.
As indicated in the prospectus under “Description of Debt Securities — Italian Tax Considerations”, no additional amounts will be payable with respect to the debt securities if a payment on debt securities is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the Directive in their particular circumstances.

PLAN OF DISTRIBUTION
We may sell securities to or through underwriters. We may also sell securities directly to other purchasers or through agents. These firms may also act as agents. Only agents or underwriters named in the prospectus supplement are deemed to be agents or underwriters in connection with the securities offered by the prospectus supplement.
The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which we may change;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

In connection with the sale of securities, we may pay compensation to underwriters. Underwriters who act as agents for purchasers of securities may also receive compensation from the purchasers in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers. The dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the U.S. Securities Act of 1933. Any discount or commissions received by underwriters, dealers and agents from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions. We will identify any underwriter or agent, and describe any compensation received from us in the prospectus supplement.
The securities will be a new issue of securities with no established trading market. Underwriters and agents that we sell securities to for public offering and sale may make a market in the securities. However, the underwriters and agents will not be obligated to make a market in the securities and may discontinue any market making at any time without notice. We cannot assure you that there will be a liquid trading market for the securities.
We may offer securities to present holders of other securities that we have issued, as consideration for our purchase or exchange of those other securities. This offer may be in connection with a publicly announced tender, exchange or other offer for those securities or in privately negotiated transactions, and may be in addition to or in lieu of sales of securities directly or through underwriters or agents. We will describe these arrangements in the prospectus supplement.
We may enter into agreements with underwriters, dealers and agents who participate in the distribution of securities. These agreements may entitle the underwriters, dealers and agents to indemnification by us against certain liabilities, including liabilities under the Securities Act.
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us under contracts which provide for payment and delivery on a future date. We will describe these arrangements in the prospectus supplement. The underwriters may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. We must approve the institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in connection with the validity or performance of these contracts.
Except as may otherwise be indicated in any prospectus supplement, the securities may be offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers.

OFFICIAL STATEMENTS
Information included or incorporated by reference in this prospectus or any prospectus supplement, which is identified as being derived from a publication of Italy or one of its agencies or instrumentalities, is included in this prospectus or such prospectus supplement as a public official document of Italy. All other information in this prospectus and in the Registration Statement is included as a public official statement and has been reviewed by dott. Davide Iacovoni, Director General of Direction II of the Department of Treasury of the Ministry of Economy and Finance of Italy, in his official capacity, and is included herein on her authority. Except as may otherwise be indicated in any prospectus supplement, all other information in such prospectus supplement will be included as a public official statement and will be reviewed by dott. Davide Iacovoni, in his official capacity, and will be included therein on her authority. With respect to matters of Italian law, see “Validity of the Securities”.
VALIDITY OF THE SECURITIES
Except as may otherwise be indicated in any prospectus supplement, the validity of each series of securities will be passed upon on behalf of Italy by the Head of the Legal Service of the Department of Treasury — Ministry of Economy and Finance of Italy as to Italian law, and on behalf of the underwriters or agents by any U.S. counsel to the underwriters named in the applicable prospectus supplement, as to matters of New York and United States law. All statements with respect to matters of Italian law included or incorporated by reference in this prospectus have been passed upon on behalf of Italy by the Head of the Legal Service of the Department of Treasury — Ministry of Economy and Finance of Italy and are made upon its authority. Certain legal matters will be passed upon for the underwriters as to United States law and Italian law by counsel to the underwriters named in the applicable prospectus supplement. From time to time, Skadden, Arps, Slate, Meagher & Flom (UK) LLP may render legal advice to the Ministry of Economy and Finance of Italy.
AUTHORIZED REPRESENTATIVE
The Authorized Representative of Italy in the United States is the Honorable Armando Varricchio, Italian Ambassador to the United States, whose address is 3000 Whitehaven Street, N.W., Washington, D.C. 20008.
GENERAL INFORMATION
Authorization
The terms of the debt securities will be approved, from time to time, by a Decree issued by the Treasury Department of the Ministry of Economy and Finance pursuant to Article 3 of Legislative Decree No. 398 of December 30, 2003 and subsequent implementing enactments.
Documents
A copy of the fiscal agency agreement executed by Italy and Citibank, N.A. will be available for inspection at the specified office of Banque Internationale à Luxembourg S.A.
Litigation
Except as disclosed in this prospectus, or in our annual report on Form 18-K, Italy is not involved in any litigation or arbitration proceedings which are material in the context of the issue of the Notes nor so far as it is aware are any such proceedings pending or threatened.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a Registration Statement that Italy filed with the U.S. Securities and Exchange Commission using a shelf registration process. This prospectus does not contain all of the information provided in the Registration Statement. For further information, you should refer to the Registration Statement.
Italy files annual reports and other information with the SEC relating to the securities. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. or at the SEC’s regional offices:
100 F Street, NE
Washington, D.C. 20549
3 World Financial Center, Suite 400
New York, NY 10281-1022
75 W. Jackson Boulevard, Suite 900
Chicago, IL 60604
Please call the SEC at 1-800-SEC-0330 for further information. In addition, the Commission maintains an Internet site that contains reports, statements and other information regarding issuers that file electronically with the Commission. The address of the Commission’s site is www.sec.gov.
The Republic of Italy also maintains various Internet sites that contain detailed information regarding Italy and its government, economy and fiscal affairs. These Internet sites include: (i) www.tesoro.it (Ministry of Economy and Finance), (ii) www.bancaditalia.it (Bank of Italy) and (iii) www.istat.it (ISTAT).
The SEC allows Italy to incorporate by reference some information that Italy files with the SEC. Incorporated documents are considered part of this prospectus. Italy can disclose important information to you by referring you to those documents. Information that Italy later files with the SEC will update and supersede this incorporated information. The following documents are incorporated by reference in this prospectus and any accompanying prospectus supplement:
•
Italy’s Annual Report on Form 18-K for the year ended December 31, 2019; and

•
each subsequent Annual Report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and before all of the securities are sold;

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents, including any exhibits that are incorporated by reference in them. Requests for such documents should be directed to
Director General of Public Debt
Ministry of Economy and Finance
Direzione II (Public Debt)
Via XX Settembre, 97
00187 Rome, Italy
Telephone: +3906 481 4985
Facsimile: +3906 481 4476
As long as any of the securities remain outstanding and are listed on the Luxembourg Stock Exchange, you may also obtain, free of charge, copies of Italy’s Annual Report on Form 18-K, this prospectus and any prospectus supplement or pricing supplement at the office of the paying agent for the securities in Luxembourg. Italy has initially appointed Banque Internationale à Luxembourg as its Luxembourg paying agent.

As long as any of the securities remain outstanding and are listed on the Luxembourg Stock Exchange, if there is a material change to the terms and conditions of the securities or in the economic affairs of Italy that is not reflected in any of the documents relating to the securities, Italy will amend the applicable prospectus supplement relating to the securities or incorporate new or updated documents in the manner discussed above.

ISSUER
Republic of Italy
Ministry of Economy and Finance
Via XX Settembre 97
00187 Rome
Italy
LEGAL ADVISER TO THE REPUBLIC OF ITALY
Dottoressa Elena Comparato
Head of the Legal Service of the Department of Treasury
Ministry of Economy and Finance
Via XX Settembre 97
00187 Rome
Italy
LEGAL ADVISERS TO THE UNDERWRITERS
as to United States law Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street Canary Wharf London E14 5DS England	as to Italian law Clifford Chance Studio Legale Associato Via Broletto 16 20121 Milan Italy
LISTING AND INTERMEDIARY AGENT
Banque Internationale à Luxembourg
69 route d’Esch
L-2953 Luxembourg
FISCAL AGENT, PAYING AGENT AND REGISTRAR
Citibank, N.A.
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
England

US$3,500,000,000
Republic of Italy
US$2,000,000,000 0.875% Notes due 2024
US$1,500,000,000 3.875% Notes due 2051
PROSPECTUS SUPPLEMENT
April 28, 2021
Joint Bookrunners
Citigroup	Deutsche Bank	Morgan Stanley
Co-Managers
Barclays	BofA Securities	Crédit Agricole CIB	Goldman Sachs Bank SE
BNP PARIBAS	HSBC	IMI — Intesa Sanpaolo	J.P. Morgan
MPS Capital Services	NatWest Markets	Nomura	Société Générale Corporate & Investment Banking
UniCredit